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Exhibit 10.20

                SECOND AMENDMENT TO AMENDED AND RESTATED
                       REVOLVING CREDIT AGREEMENT

     THIS SECOND AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT ("Amendment") is made and entered into effective as of July 22, 1998 in Columbus, Ohio, by and among WESTAR AUTO FINANCE, L.L.C., a Washington limited liability company, as borrower (the "Company"), BANK ONE, NA, a national banking association, as lender (the "Lender"), and ROBERT W. CHRISTENSEN, JR., an individual, as indemnitor (the "Indemnitor").

                                RECITALS

     THE FOLLOWING RECITALS ARE REPRESENTATIONS WITH RESPECT TO CERTAIN FACTUAL MATTERS THAT FORM THE BASIS OF THIS AMENDMENT AND ARE AN INTEGRAL PART OF THIS AMENDMENT.

     A. The Lender agreed to loan to the Company the maximum sum of $25,000,000.00 (the "Revolving Credit Commitment") pursuant to the terms and conditions of a certain Amended and Restated Revolving Credit Agreement dated as of July 22, 1997 by and between the Company and the Lender (the "Restated Revolving Credit Agreement"). Certain capitalized terms which are not otherwise defined herein shall have the meanings ascribed to them in the Restated Revolving Credit Agreement;

     B. To evidence the Company's borrowings from time to time under the Revolving Credit Commitment (collectively, the "Revolving Credit Loans"), the Company executed a certain Amended and Restated Revolving Credit Note dated July 22, 1997 (the "Restated Note"), whereby the Company promised to pay to the order of the Lender, on or before July 12, 1998, the Revolving Credit Loans, together with interest as set forth in the Restated Revolving Credit Agreement;

     C. To secure the Restated Revolving Credit Agreement and the Restated Note, the Lender and the Company entered into a certain Amended and Restated Company Security Agreement dated as of July 22, 1997 (the "Restated Security Agreement");

     D. In further consideration of the Lender entering into the Restated Revolving Credit Agreement, the Indemnitor agreed, by a certain Amended and Restated Validity Agreement dated as of July 22, 1997, to indemnify the Lender as set forth therein (the "Restated Validity Agreement");

     E. In further consideration of the Lender entering into the Restated Revolving Credit Agreement, the Lender and the Company entered into a certain Amended and Restated Agreement with Respect to Prevention and Resolution of Disputes dated as of July 22, 1997 (the "Restated Dispute Resolution Agreement");

     F. The Company, the Lender and the Indemnitor pursuant to the terms of the First Amendment to Restated Revolving Credit Agreement (the "First Amendment") amended the Restated Revolving Credit Agreement, the Restated Note and the other Loan Documents effective as of June 25, 1998 to increase the maximum amount of the Revolving Credit Commitment from $25,000,000 to $26,000,000.

     G. The Lender is still the holder and beneficiary of the Restated Revolving Credit Agreement as amended by the First Amendment (as so amended, the "Restated Revolving Credit Agreement"), Restated Note, Restated Security Agreement, Restated

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Validity Agreement and Restated Dispute Resolution Agreement (such documents, together with all other documents related thereto, are hereinafter collectively referred to as the "Loan Documents"); and

     H. The Company, the Lender and the Indemnitor desire to amend the Revolving Credit Agreement, the Restated Note and the other Loan Documents to reduce the maximum amount of the Revolving Credit Commitment from $26,000,000 to $15,000,000, extend the maturity of the Restated Note to July 31, 1999 and add automobile installment loan contracts to the assets which may be funded with the proceeds of Revolving Credit Loans under the Revolving Credit Agreement.

                                  AGREEMENT

     NOW, THEREFORE, in consideration of the agreement and undertakings of Borrowers and Lender to amend the Loan Documents, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. All terms and conditions of the Restated Revolving Credit Agreement shall remain in full force and effect without change except as follows:

          (a) Paragraph L of the Recitals on page 3 of the Restated Revolving Credit Agreement is hereby amended by replacing "$26,000,000" with "$15,000,000."

          (b) The first paragraph Section 2.1 of the Restated Revolving Credit Agreement is hereby amended by replacing "Twenty-Six Million Dollars ($26,000,000)" with "Fifteen Million Dollars ($15,000,000)" and by replacing "July 12, 1998" with "July 31, 1999."

          (c) Clause (iii) in the second paragraph of Section 2.1 of the Revolving Credit Agreement is hereby amended in its entirety to read as follows:

          (iii) the Eligible Lease Amount of Leases being financed with the proceeds of the Revolving Credit Loan and the Eligible Installment Loan Amount of Installment Loans being financed with the proceeds of the Revolving Credit Loan."

          (d) Section 2.2(a) of the Restated Revolving Credit Agreement is hereby amended by replacing "July 12, 1998" with "July 31, 1999."

          (e) Section 2.2(c)(ii) of the Restated Revolving Credit Agreement is hereby amended in its entirety to read as follows:

          (ii) The Company shall use the proceeds from the sale of Pooled Interest Certificates to repay all or a portion of the principal amount of, and accrued interest on, related outstanding Revolving Credit Loans. The Company shall be required to repay the entire principal amount of each outstanding Revolving Credit Loan within six months following the date on which the related Asset-Specific Trust Interests were purchased with the proceeds of such Revolving Credit Loan; provided, however, that the Company may elect at the time Eligible Leases and/or Eligible Installment Loans related to such Asset-Specific Trust Interests are being reallocated to the Pooled Interest Portfolio evidenced by such Pooled Interest Certificates to reallocate Eligible Leases and/or Eligible Installment Loans having an aggregate combined Eligible Lease Amount plus Eligible Installment Loan Amount of up to

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          $1,000,000 to new Asset-Specific Trust Interests in which event the principal amount of the then outstanding Revolving Credit Loans may be reduced to an amount which does not exceed the Borrowing Base of such reallocated Eligible Leases and/or Eligible Installment Loans. In no event may an Eligible Lease or Eligible Installment Loan be reallocated to a new Asset-Specific Trust Interest more than once. The Lender understands that in order for the Trust to create a Pooled Interest Portfolio evidenced by such Pooled Interest Certificates, it will be necessary for the Lender to release its security interest in those Asset-Specific Trust Interests related to Trust Assets being reallocated to such Pooled Interest Portfolio. Except during the occurrence and continuation of an Event of Default, the Lender's consent to the release of such security interest shall not be unreasonably withheld."

          (f) Section 2.4 of the Restated Revolving Credit Agreement is hereby amended in its entirety to read as follows:

          2.4 USE OF FUNDS. The proceeds of the Loan shall be used to fund the purchase by the Company of Asset-Specific Trust Interests from the Trust, and the Trust, in turn, shall use the proceeds from the purchase of the Asset-Specific Trust Interests to originate Eligible Leases and/or Eligible Installment Loans, it being the intent of the parties that the Loan be a "Financing" satisfying the conditions set forth in Section 5.1(a)(i) of the Trust Agreement.

          (g) The Restated Revolving Credit Agreement is hereby amended by adding thereto Section 5.18 to read in its entirety as follows:

          5.18 CHARACTERISTICS OF INSTALLMENT LOANS AND FINANCED VEHICLES. Each Installment Loan and to the extent applicable, each Financed Vehicle will be (a) purchased by the Company in the ordinary course of the Company's financing business; (b) originated by a Dealer in the state of Washington (or such other states as shall be mutually agreed to by the parties) in the ordinary course of its business and in compliance with Westar's normal installment loan underwriting policies and practices; (c) sufficient to create a valid, subsisting and enforceable first priority security interest in favor of the Company in the Financed Vehicle, which security interest will be assignable by the Company to the Trust free of all liens except for liens permitted by the Trust Agreement or the Lease Purchase Agreement, (d) originated in compliance with and will comply with all material applicable legal requirements, (e) contain customary and enforceable provisions under the laws of the jurisdiction governing the Installment Loan such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, (f) provide for level monthly payments at a fixed rate of interest that fully amortizes the amount financed by maturity, (g) require payments to be made by the Obligor within 30 days after the date invoices for payments are distributed, (h) an Installment Loan which has never been extended, (i) an Installment Loan as to which the Obligor is not bankrupt or currently the subject of a bankruptcy proceeding;
          (j) not more than 60 days past due; and (k) and an Installment Loan which satisfies the written underwriting criteria separately delivered by the Lender to the Company which underwriting criteria may be amended from time to time by agreement of the parties..

          (h) Section 6.2(a)(iv) of the Restated Revolving Credit Agreement is hereby amended to read in its entirety as follows:

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          (iv)  An  aging report of all Leases and Installment Loans in form and substance satisfactory to the Lender."

          (i) Section 6.16 of the Restated Revolving Credit Agreement is hereby deleted in its entirety.

          (j) Section 7.9 of the Restated Revolving Credit Agreement is hereby amended in its entirety to read as follows:

          7.9 SALE OF ACCOUNTS. The Company shall not, and shall not permit Westar or any subsidiary to, sell, assign or exchange any of its Accounts or notes receivable with or without recourse except for sales, assignments and exchanges of Installment Loans to or with the Trust."

          (m) Section 7.11 of the Restated Revolving Credit Agreement is hereby amended by replacing "$2,200,000" each time it appears with "$2,500,000."

          (n) Section 7.12 of the Restated Revolving Credit Agreement is hereby amended by changing the minimum amount of Tangible Net Worth required from April 1, 1997 and thereafter to "$2,500,000."

          (o) Article 10 of the Restated Revolving Credit Agreement is hereby amended by adding or restating in their entirety the following definitions:

          "BORROWING BASE" shall mean 95% of the sum of the Eligible Lease Amount plus the Eligible Installment Loan Amount."

          "ELIGIBLE INSTALLMENT LOAN" shall mean an Installment Loan which as of any date satisfies the criteria set forth in Section 5.18."

          "ELIGIBLE INSTALLMENT LOAN AMOUNT" shall mean, as of any date, the outstanding principal balance of the Installment Loan."

          "ELIGIBLE LEASE" shall mean a Lease which as of any date satisfies the criteria set forth in Section 5.17."

          "FINANCED VEHICLE" shall mean any new or up to two model year old used automobile or light-duty truck which secures an Obligor's indebtedness under an Installment Loan."

          "OBLIGOR" shall mean the lessee under a Lease or the borrower under an Installment Loan."

          "TRUST ASSETS" shall mean the Installment Loans, the Financed Vehicles, the Leases, the Leased Vehicles, each certificate of title or other evidence of ownership of a Leased Vehicle, each certificate of tile or other evidence of the Company's security interest in a Financed Vehicle and all other property defined as "Trust Assets in the Trust Agreement."

     2. All terms and conditions of the Restated Note shall remain in full force and effect without change except as follows:

          (a) The heading of the Restated Note is hereby amended by replacing" $26,000,000" with "$15,000,000" and "July 22, 1998" with
     "July 31, 1999."

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          (b)  The first paragraph of the Restated Note is hereby amended by replacing "Twenty-Six Million Dollars ($26,000,000)" with "Fifteen Million Dollars ($15,000,000)" and by replacing "July 12, 1998" with
     "July 31, 1999."

     3. All terms and conditions of the Restated Security Agreement shall remain in full force and effect without change except as follows:

          (a) Paragraph A of the recitals of the Restated Security Agreement is hereby amended by replacing "$26,000,000" with "$15,000,000."

          (b) Section 6(b) of the Restated Security Agreement is hereby amended in its entirety to read as follows:

          (b) NEGATIVE PLEDGE. It shall not, without the prior written consent of the Lender, (i) sell, assign or transfer any Collateral, or, except pursuant to the terms of the assigned contracts, any Installment Loans, Financed Vehicles, Leases or Leased Vehicles
          (ii) grant or create or permit to exist any lien, encumbrance, pledge or security interest on, or in any of the Collateral or any other personal property, real property or fixtures of the Company except such as have not been prohibited pursuant to Section 7.2 of the Revolving Credit Agreement, (iii) permit any levy or attachment to be made against any of the Collateral, or (iv) file any financing statement with respect to any of the Collateral, except financing statements in favor of the Lender and except such as have not been prohibited pursuant to Section 7.2 of the Revolving Credit Agreement."

     4. All terms and conditions of the Restated Validity Agreement shall remain in full force and effect without change except that paragraph A of the recitals to such agreement is hereby amended by replacing "$26,000,000" with "$15,000,000".

     5. The Company hereby represents and warrants that it is in full compliance with all terms, conditions, covenants, agreements, stipulations, representations and warranties under the Loan Documents and the Company hereby reaffirms the same as of the date hereof.

     6. The Company and the Indemnitor each covenant to perform and observe all covenants, agreements, stipulations and conditions on it or his respective part to be performed under the Loan Documents.

     7. Except as specifically modified herein, the Loan Documents shall remain in full force and effect in all respects according to their original terms, covenants and conditions as security for the unpaid balance of the indebtedness and interest thereon evidenced by the Restated Revolving Credit Agreement and the Restated Note, and nothing in this Amendment shall affect or impair any rights and powers which Lender may have thereunder.

     8. The Company shall pay or cause to be paid and save Lender harmless against liability for the payment of all reasonable out of pocket expenses, including counsel fees and disbursements, incurred or paid by Lender in connection with the negotiation, development, preparation, execution and performance of this Amendment.

     9. This Amendment may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

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     10.  This Amendment is binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, successors and assigns; provided, however, that neither the Company nor the Indemnitor may assign or transfer their respective rights or duties under this Amendment or the Loan Documents without the prior written consent of Lender.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


LENDER:                                INDEMNITOR:

BANK ONE, N.A.


By:
   ----------------------------        --------------------------------
   Robert N. Kent, Jr.                   ROBERT W. CHRISTENSEN, JR.,
                                       individually


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COMPANY:

WESTAR AUTO FINANCE, L.L.C.,
  a Washington limited liability company

     By WESTAR AUTO HOLDING CO.,
       a Washington Corporation, Manager


        By:
           ------------------------------
           Robert W. Christensen, Jr.
           President